UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

STAAR SURGICAL COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

On September 30, 2025, Alcon and STAAR Surgical Company issued the following press release:

Alcon and STAAR Surgical Announce Expiration of Hart-Scott-Rodino Waiting Period for Alcon’s Acquisition of STAAR

GENEVA and LAKE FOREST, CA, September 30, 2025 – Alcon (SIX/NYSE: ALC), the global leader in eye care dedicated to helping people see brilliantly, and STAAR Surgical Company (NASDAQ: STAA) (“STAAR”), the manufacturer of the Implantable Collamer® Lens (ICL), today announced that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (HSR), in connection with Alcon’s acquisition of STAAR, expired at 11:59 p.m. ET on September 29, 2025.

As previously announced, under the terms of the agreement, Alcon will purchase all outstanding shares of STAAR common stock for $28 per share in cash, which represents approximately a 59% premium to STAAR’s 90-day volume weighted average price and a 51% premium to the closing price of STAAR common stock on August 4, 2025 (the day prior to the transaction announcement). The transaction represents a total equity value of approximately $1.5 billion.

“We are pleased to reach this milestone towards the closing of our acquisition of STAAR. Together with STAAR, Alcon will be able to offer treatment options across the full spectrum of myopia, reinforcing our commitment to addressing the most significant needs in eye care,” said David Endicott, CEO of Alcon.

“With the expiration of HSR, we are one step closer toward completing this value-maximizing transaction for STAAR stockholders. In addition to providing our stockholders with compelling, certain, and premium cash value, Alcon’s resources will enable us to accelerate adoption of EVO ICL by surgeons and patients. We look forward to closing the transaction and delivering to our stakeholders its many benefits,” said Stephen Farrell, CEO of STAAR.

Alcon and STAAR continue to anticipate that the transaction will close within six to 12 months of the initial merger agreement announcement, which occurred on August 5, 2025, subject to customary closing conditions, including regulatory approval and approval by STAAR’s stockholders.

STAAR will hold a virtual Special Meeting of Stockholders on October 23 at 8:30 a.m. (Pacific Time) to vote to adopt the Alcon merger proposal. Stockholders of record as of the close of business on September 12, 2025, are entitled to vote at the meeting. The STAAR Board of Directors unanimously recommends that all STAAR stockholders vote “FOR” the merger proposal on the “WHITE” proxy card TODAY.

STAAR stockholders with questions about voting their shares should contact STAAR’s proxy solicitor, Innisfree M&A Incorporated:

•	For stockholders: +1 877-750-8233 (toll-free)

•	For banks and brokerage firms: +1 212-750-5833

Morgan Stanley & Co. LLC is serving as financial advisor to Alcon, and Gibson, Dunn & Crutcher LLP is serving as legal advisor to Alcon. Citi is serving as the exclusive financial advisor to STAAR, and Wachtell, Lipton, Rosen & Katz is serving as legal advisor to STAAR.

About Alcon

Alcon helps people see brilliantly. As the global leader in eye care with a heritage spanning over 75 years, we offer the broadest portfolio of products to enhance sight and improve people’s lives. Our Surgical and Vision Care products touch the lives of more than 260 million people in over 140 countries each year living with conditions like cataracts, glaucoma, retinal diseases and refractive errors. Our more than 25,000 associates are enhancing the quality of life through innovative products, partnerships with Eye Care Professionals and programs that advance access to quality eye care. Learn more at www.alcon.com.

About STAAR Surgical

STAAR Surgical (NASDAQ: STAA) is the global leader in implantable phakic intraocular lenses, a vision correction solution that reduces or eliminates the need for glasses or contact lenses. Since 1982, STAAR has been dedicated solely to ophthalmic surgery, and for 30 years, STAAR has been designing, developing, manufacturing, and marketing advanced Implantable Collamer® Lenses (ICLs), using its proprietary biocompatible Collamer material. STAAR ICL’s are clinically-proven to deliver safe long-term vision correction without removing corneal tissue or the eye’s natural crystalline lens. Its EVO ICL™ product line provides visual freedom through a quick, minimally invasive procedure. STAAR has sold more than 3 million ICLs in over 75 countries. Headquartered in Lake Forest, California, the company operates research, development, manufacturing, and packaging facilities in California and Switzerland. For more information about ICL, visit www.EVOICL.com. To learn more about STAAR, visit www.staar.com.

Additional Information About the Merger and Where to Find it

This communication relates to the proposed transaction involving STAAR. In connection with the proposed transaction, STAAR has filed relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including STAAR’s definitive proxy statement on Schedule 14A (the “Proxy Statement”), on September 16, 2025. The Proxy Statement was first sent to STAAR stockholders on September 16, 2025. This communication is not a substitute for the Proxy Statement or any other document that STAAR may file with the SEC or send to its stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF STAAR ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, IN CONNECTION WITH THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, www.sec.gov, or by visiting STAAR’s investor relations website, https://investors.staar.com.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Participants in the Solicitation

Under SEC rules, Alcon, STAAR and certain of their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the holders of STAAR’s common stock in connection with the proposed transaction. Information regarding Alcon’s directors and executive officers is contained in Alcon’s annual report on Form 20-F for its fiscal year ended December 31, 2024, which was filed with the SEC on February 25, 2025. Information about the directors and executive officers of STAAR and their ownership of STAAR’s common stock is set forth in the Proxy Statement, the definitive proxy statement for STAAR’s 2025 Annual Meeting of Stockholders, which was filed with the SEC on April 24, 2025 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000718937/000095017025058174/staa-20250424.htm), including the sections captioned “Compensation of Directors,” “Information Regarding Executive Officers” and “Security Ownership of Principal Shareholders and Management,” or its Annual Report on Form 10-K for the year ended December 27, 2024, which was filed with the SEC on February 21, 2025 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000718937/000095017025024813/staa-20241227.htm), and in other documents filed by STAAR with the SEC. To the extent holdings of such participants in STAAR’s securities have changed since the amounts described in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC by STAAR’s directors and executive officers. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available.

Forward-looking Statements

The information covered by this communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often contain words such as “anticipate,” “believe,” “expect,” “plan,” “estimate,” “project,” “continue,” “will,” “should,” “may,” and similar terms. All statements in this communication that are not statements of historical fact are forward-looking statements. These forward-looking statements are neither promises nor guarantees and involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from what is expressed or implied by the forward-looking statements, including, but not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Alcon merger agreement or could cause the consummation of the proposed transaction to be delayed or to fail to occur; (2) the failure to obtain approval of the proposed transaction from STAAR’s stockholders; (3) the failure to obtain certain required regulatory approvals or the failure to satisfy any of the other closing conditions to the completion of the proposed transaction within the expected timeframes or at all; (4) risks related to disruption of management’s attention from ongoing business operations due to the proposed transaction; (5) the effect of the announcement of the proposed transaction on the ability of STAAR to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business, or on its operating results and business generally; (6) the ability of STAAR to meet expectations regarding the timing and completion of the transaction; (7) the outcome of any legal proceedings that may be instituted against STAAR related to the proposed transaction; (8) the possibility that STAAR’s stock price may decline significantly if the proposed transaction is not consummated; and (9) other important factors set forth under the caption “Risk Factors” in each of the Proxy Statement, Alcon’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024, and STAAR’s Annual Report on Form 10-K for the year ended December 27, 2024, as any such factors may be updated from time to time in STAAR’s and Alcon’s other filings with the SEC, as applicable.

Forward-looking statements speak only as of the date they are made and, except as may be required under applicable law, Alcon and STAAR undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Alcon Investor Relations

Daniel Cravens, Allen Trang

+ 41 589 112 110 (Geneva)

+ 1 817 615 2789 (Fort Worth)

investor.relations@alcon.com

Alcon Media Relations

Steven Smith

+ 41 589 112 111 (Geneva)

+ 1 817 551 8057 (Fort Worth)

globalmedia.relations@alcon.com

STAAR Investor Relations

Niko Liu, CFA

United States: +1 626-303-7902 (ext 3023)

Hong Kong: +852-6092-5076

nliu@staar.com

investorrelations@staar.com

STAAR Media Relations

Connie Johnson

+1 626-303-7902 (ext 2207)

cjohnson@staar.com

Lucas Pers / Alexandra Benedict

Joele Frank, Wilkinson Brimmer Katcher

+1 212-895-8692 / +1 212-895-8644

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